EXHIBIT 99.1

       The Cheesecake Factory Opens in Pittsburgh, Pennsylvania

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Aug. 19, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its 80th Cheesecake Factory(R) restaurant at the South Side Works in Pittsburgh, Pennsylvania, on August 17, 2004. The uniquely designed restaurant contains approximately 12,500 square feet and 360 seats.
    The Cheesecake Factory Incorporated operates 80 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000